Exhibit 99.1

CANTERBURY PARK

1100 Canterbury Road

Shakopee, MN 55379

RANDY DEHMER NAMED CFO AT CANTERBURY PARK

FOR IMMEDIATE RELEASE	CONTACT: Randy Sampson
May 15, 2019	(952) 445‑7223

SHAKOPEE, MN - Canterbury Park officials today announced the hiring of Randy J. Dehmer as Chief Financial Officer for the publicly held racetrack, card casino, and special events destination located in suburban Minneapolis. Dehmer returns to Canterbury Park where he was employed from 2007 to 2013, serving as controller from March 2012 to August 2013. Mr. Dehmer will be leaving a position as financial controller at Clearfield, Inc. to join Canterbury on May 30, 2019

“Randy’s familiarity with Canterbury Park made him the perfect candidate for CFO,” Canterbury Park President Randy Sampson said. “His understanding of the gaming industry and other segments of our business will be an asset as we move toward the future. I look forward to welcoming him back.”

Dehmer, 36, is a native of St. Michael, Minn. and graduated with a bachelor’s degree in accounting from the University of Minnesota Duluth. He began his career at Ernst & Young, serving there as senior accountant until he first joined Canterbury Park.

“I am thrilled to return to Canterbury Park. They have an excellent team in place and so many valuable employees that I have worked with successfully in the past,” Dehmer said. “I am excited to be back as the company continues to grow and pursue the development of its surrounding property.”

Dehmer will oversee Canterbury’s finance department as well as cash operations and purchasing.

About Canterbury Park

Canterbury Park Holding Corporation owns and operates Canterbury Park Racetrack and Card Casino in Shakopee, Minnesota, the only thoroughbred and quarter horse racing facility in the State. The Company offers live racing from May to September. The Card Casino hosts card games 24 hours a day, seven days a week, dealing both poker and table games. The Company also conducts year-round wagering on simulcast horse racing and hosts a variety of other entertainment and special events at its Shakopee facility. The Company is redeveloping 140 acres of underutilized land surrounding the Racetrack in a project know as Canterbury Commons. The Company is pursuing several mixed-use development opportunities for this land, directly and through joint ventures. For more information about the Company, please visit www.canterburypark.com.

Cautionary Statement

From time to time, in reports filed with the Securities and Exchange Commission, in press releases, and in other communications to shareholders or the investing public, we may make forward-looking statements concerning possible or anticipated future financial performance, business activities or plans. These statements are typically preceded by the words “believes,” “expects,” “anticipates,” “intends” or similar expressions. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in federal securities laws. Shareholders and the investing public should understand that these forward-looking statements are subject to risks and uncertainties which could affect our actual results and cause actual results to differ materially from those indicated in the forward-looking statements. We report these risks and uncertainties in our Form 10‑K Report to the SEC. They include, but are not limited to: material fluctuations in attendance at the Racetrack; material changes in the level of wagering by patrons; decline in interest in the unbanked card games offered in the Card Casino; competition from other venues offering unbanked card games or other forms of wagering; competition from other sports and entertainment options; increases in compensation and employee benefit costs; increases in the percentage of revenues allocated for purse fund payments; higher than expected expense related to new marketing initiatives; the impact of wagering products and technologies introduced by competitors; the general health of the gaming sector; legislative and regulatory decisions and changes; our ability to successfully develop our real estate; and other factors that are beyond our ability to control or predict.